Exhibit 10.15

SUPPLEMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

SUPPLEMENT dated as of January 15, 2009 (the “Supplement Effective Date”) to the Amended and Restated Revolving Credit Agreement dated as of July 31, 2007 (as heretofore amended, modified or supplemented by and under the Extension Agreements (as defined below), the “Loan Agreement”) among CENTRO NP LLC (the “Borrower”), the LENDERS party thereto (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to (a) cause the Extension Agreements to be superseded by the terms and conditions set forth in this Supplement; (b) further extend the Maturity Date to December 31, 2010; (c) determine the rate of the Applicable Margin and the Default Rate; (d) provide for the prepayment of the Loans, and accompanying permanent reductions of the Commitments, upon the receipt by the Borrower of net proceeds from the disposition of certain Properties and certain other events; (e) acknowledge that there shall be no further extensions of credit under the Loan Agreement; (f) supplement the representations, affirmative covenants, negative covenants and Events of Default, including related definitions thereto, as set forth in the Loan Agreement; (g) implement an interest rate protection program with respect to the Loan; and (h) provide for certain other supplemental matters in connection with the Loan Agreement and the other Loan Documents, as set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  (a)   Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Loan Agreement shall, after the Supplement Effective Date, refer to the Loan Agreement as amended or supplemented hereby.

(b)                       As used in this Supplement, each of the following terms has the meaning specified in the Super Loan Agreement (as in effect on the date hereof): “Centro Entity,” “ERP,” “ERP Obligations,” “ERP Preferred Interests,” “Existing Indebtedness,” “Joint Venture Property,” “Master Distribution Agreement,” “New Money Facility,” “New Money Facility Loan Documents,” “Note (e Note),” “Parent Entity,” “Permitted Threshold Sale,” “Properties (Additional 15 Properties),” “Properties (New Money Facility),” “Required Distribution,”

“Required Distribution/Contribution,” “Senior Notes,” “Solvent,” “Tax Payments,” “Transaction Documents (Australia)” and “Tyrone Gardens Entities”.

(c)                        The following additional terms, as used in this Supplement, have the following meanings:

“Actual Knowledge” means the actual knowledge of Glenn Rufrano (Chief Executive Officer and President), Michael Carroll (Executive Vice President and Chief Operating Officer), John Braddon (Executive Vice President, Chief Financial Officer and Treasurer) and Steven Siegel (Executive Vice President and Secretary), without any duty of inquiry or investigation.  Neither the actual knowledge of any other individual or entity, nor the constructive knowledge of the foregoing individuals or of any other individual or entity, shall be imputed to the foregoing individuals.

“Applicable Credit Agreements” means (i) the Super Loan Agreement; (ii) the KeyBank Centro GA Agreement (as defined in the Super Loan Agreement); and (iii) the Bond Documents (as defined in the Common Terms Deed (as defined in the Super Loan Agreement)) and the Senior Facilities Agreement (as defined in the Super Loan Agreement) (other than the provisions thereof that are applicable to Facility E (as defined in the Senior Facilities Agreement)).

“Approved Budget” means the budget attached hereto as Schedule 1.1, for the period from the Supplement Effective Date through and including December 31, 2010, which budget has been approved by the Administrative Agent and the Lenders prior to the Supplement Effective Date. The Approved Budget may be modified from time to time but only with the prior written consent of lenders holding, at such time, an aggregate of at least 60% of the Loan Amount (as defined in the Super Loan Agreement as in effect on the Supplement Effective Date), the Loans and the Letter of Credit Exposure (such lenders, the “Budget Approval Lenders”) and, upon receipt of such consent, the Approved Budget, as so revised, shall thereafter constitute the Approved Budget.  Until such consent is obtained from the Budget Approval Lenders, the then current Approved Budget shall continue to be applicable.

“April Letter Agreement” means that certain letter agreement, dated as of April 29, 2008, among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent.

“APT” means Australian Public Trustees Limited (ABN 82095572482), as trustee of the DPF Sub Trust No 2.

“APT Guaranty” means the Guaranty Agreement (Payment), dated as of May 7, 2008, executed by APT in favor of the Administrative Agent on behalf of the Lenders.

“Assignments of Leases” means, collectively or individually, as the context shall require, the Assignments of Leases (Initial Combined Pool), the Assignment of Leases (Preston Ridge) and the Farrar Place Assignment of Leases.

“Assignments of Leases (Initial Combined Pool)” means those certain first priority Assignment of Leases and Rents given on March 28, 2008 by the applicable Property Owner (Initial Combined Pool), as assignor, to the Administrative Agent, as assignee, assigning to the Administrative Agent the interests of all such Property Owners (Initial Combined Pool) in and to all Leases with respect to, and Rents from, the Properties (Initial Combined Pool), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases (Preston Ridge)” means that certain second priority Assignment of Leases and Rents given on March 28, 2008 by the Preston Ridge Property Owner, as assignor, to the Administrative Agent, as assignee, assigning to the Administrative Agent the interests of the Preston Ridge Property Owner in and to all Leases with respect to, and Rents from, the Preston Ridge Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” means any compensation paid by any Governmental Authority in connection with a Condemnation with respect to all or any part of a Property.

“Bank of America” means Bank of America, N.A., and its successors.

“Bankruptcy Action” means, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or any other similar law, rule or regulation of any foreign jurisdiction; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or any other similar law, rule or regulation of any foreign jurisdiction, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or any other similar law, rule or regulation of any foreign jurisdiction, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, administrator or examiner for such

Person or any portion of any property or assets owned by such Person (including, without limitation, any Property); or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.

“Book Value” means the greater of the book value as of (i) December 31, 2007, as adjusted prior to the Supplement Effective Date and (ii) June 30, 2008, in each case, as reflected on the consolidated accounts (maintained in accordance with GAAP) of Super for the Properties (Super).

“Budgeted Expenditures” means, collectively, the amounts to be expended by the Super Entities as and to the extent set forth on the Approved Budget.

“Casualty” means damage or destruction of a Property, in whole or in part, by fire or other casualty.

“Centro Party Covenants” shall have the meaning assigned to such term in Section 21.

“Collateral Assignment of Interest Rate Cap Agreement” means that certain Collateral Assignment of Interest Rate Cap Agreement to be entered into by the Borrower in connection with the Loans, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of a Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property or any part thereof.

“December Letter Agreement” means that certain letter agreement, dated as of December 15, 2008, among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent.

“December 2007 Amendment” means that certain First Amendment to Amended and Restated Revolving Credit Agreement, dated as of December 16, 2007, by and among the Borrower, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Encumbered Property” means any Property that is (i) a Property (Combined Pool), (ii) a Property (Additional 15 Properties), (iii) a Property (New

Money Facility), (iv) the Preston Ridge Property or (v) an Encumbered Property (Existing Third Party).

“Encumbered Property (Existing Third Party)” means each Property that is set forth on Schedule 1.2 attached hereto.

“Extension Agreements” means, collectively, the December 2007 Amendment, the January Letter Agreement, the February Extension Agreement, the March Letter Agreement, the April Letter Agreement, the May 7 Letter Agreement, the May 30 Letter Agreement, the September Letter Agreement and the December Letter Agreement.

“Farrar Place Assignment of Leases” means that certain first priority Assignment of Leases and Rents given on the Supplement Effective Date by the Farrar Place Property Owner, as assignor, to the Administrative Agent, as assignee, assigning to the Administrative Agent the interests of the Farrar Place Property Owner in and to all Leases with respect to, and Rents from, the Farrar Place Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Farrar Place Mortgage” means the first lien deed of trust by the Farrar Place Property Owner in favor of the Administrative Agent, for the benefit of the Lenders, encumbering the Farrar Place Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Farrar Place Property” means Farrar Place, Manchester, Tennessee.

“Farrar Place Property Owner” means NP of Tennessee, L.P., a Subsidiary Guarantor.

“February Extension Agreement” means that certain letter agreement, dated as of February 14, 2008, among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent, which amended and restated the December 2007 Amendment and the January Letter Agreement.

“Ground Leases” means ground leases pursuant to which Super Subsidiaries or Joint Venture Entities ground lease certain Properties from third parties.

“Guaranty (March 2008)” means that certain Guaranty, dated as of March 28, 2008, from certain Subsidiaries of Residual in favor of the Administrative Agent for the benefit of the Lenders, as ratified on the date hereof and as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Interest Rate Cap Agreement” means an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) between the Borrower and Bank of America entered into in connection with the Loans.

“January Letter Agreement” means that certain letter agreement dated as of January 14, 2008, by and among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Joint Venture Entity” means any joint venture entity or other entity owned jointly by a Super Subsidiary and unaffiliated third parties, including, without limitation, any entity in which any Super Entity directly owns an interest that is not a Subsidiary of Super, but that is nonetheless consolidated with any Super Entity for financial reporting purposes as a result of the application of (i) the pronouncement entitled Financial Interpretation 46 “Consolidation of Variable Interest Entities” by the Financial Accounting Standards Board on January 17, 2003, as revised from time to time, or (ii) Emerging Issues Task Force Consensus on Issue No. 04-05, “Determining Whether a General Partner, or the General Partners of a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” as adopted in July, 2005 by the Emerging Issues Task Force created by the Financial Accounting Standards Board.  For the avoidance of doubt, the Tyrone Gardens Entities shall not be deemed to be Joint Venture Entities for purposes of this Supplement and the other Loan Documents.

“JPMCB” means JPMorgan Chase Bank, N.A., and its successors.

“Lease” means any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Property, and (a) every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Loan Parties” or “Loan Party” means, individually or collectively, as the context may require, the Borrower and the Subsidiary Guarantors.

“March Letter Agreement” means that certain letter agreement, dated as of March 28, 2008, among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Material Lease” shall have the meaning assigned to such term in Section 7(f).

“May 7 Letter Agreement” means that certain letter agreement, dated as of May 7, 2008, among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent.

“May 30 Letter Agreement” means that certain letter agreement, dated as of May 30, 2008, among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Mortgage (AEW)” means the first lien deed of trust dated as of the Supplement Effective Date given by Property Owner (AEW) in favor of Bank of America, securing that certain Amended and Restated Loan Agreement, dated November 6, 2007, among Bank of America, CA New Plan Acquisition Fund, LLC, Property Owner (AEW) and CA New Plan Acquisition Fund Louisiana, LLC (as the same has been and may be further amended), encumbering the Property (AEW).

“Mortgages” means, collectively or individually, as the context shall require, the Mortgages (Initial Combined Pool), the Mortgage (Preston Ridge), the Farrar Place Mortgage and the Surrey Square Mortgage.

“Mortgages (Initial Combined Pool)” means the first lien mortgages, deeds of trust and deeds to secure debt given by the Property Owners (Initial Combined Pool) on March 28, 2008 in favor of the Administrative Agent, securing the Guaranty or the Guaranty (March 2008), as applicable, and encumbering the Properties (Initial Combined Pool), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage (Preston Ridge)” means the second lien deed of trust given by the Preston Ridge Property Owner on March 28, 2008 in favor of the Administrative Agent, securing the Guaranty (March 2008) and encumbering the Preston Ridge Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Proceeds” means the net amount of all insurance proceeds or Awards, as applicable, received by a Super Subsidiary following a Casualty or Condemnation of a Property owned by such Super Subsidiary after deduction of the reasonable costs and expenses of recovery and after satisfaction of the outstanding principal amount of, premium or penalty, if any, and interest on any indebtedness (other than the Loan, the Super Loan Agreement, the New Money Facility and the Preston Ridge Facility) that is required to be repaid under the terms of such indebtedness as a result of such Casualty or Condemnation.

“Net Sale Proceeds” means proceeds of the sale of the applicable Property after satisfaction of the outstanding principal amount of, premium or penalty, if any, and interest on any indebtedness (other than the Loan, the Super Loan Agreement, the New Money Facility and the Preston Ridge Facility) that is required to be repaid under the terms of such indebtedness as a result of such sale (or on any indebtedness the terms of which provide that such sale, without the consent of the applicable lender, would constitute an event of default thereunder) and net of reasonable and customary closing costs and expenses (other than, with respect to Properties (Super), any disposal or similar fees payable to Affiliates of Super Entities from sales of Properties (Super) by such Super Entities).

“Other Bank Facility Documents” means, collectively, (a) the Super Loan Agreement and the other Super Loan Documents, (b) the New Money Facility Loan Documents and (c) the Preston Ridge Loan Agreement (and the loan documents entered into in connection therewith).

“Permitted Encumbrances” means, with respect to any Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in any current title insurance commitments and/or current surveys delivered or made available to the Administrative Agent or its legal counsel on or before the Supplement Effective Date with respect to the Properties, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or being contested in good faith by appropriate proceedings, (d) such other title and survey exceptions as the Administrative Agent has approved or may approve in writing in its sole discretion, (e) all easements, rights-of-way, restrictions, survey matters and other non-monetary encumbrances recorded against and/or affecting a Property and that do not materially and adversely affect (i) the ability of the applicable Super Entity to pay any of its or their obligations to any Person as and when due, (ii) the marketability of title to such Property, (iii) the fair market value of such Property in a manner resulting in such fair market value being materially less than the book value of such Property (as reasonably determined by a third party professional having expertise in making such determinations), or (iv) the use or operation of such Property by the applicable Super Subsidiary in connection with its business, (f) rights of tenants under Leases, as tenants only, (g) any Liens securing Indebtedness of Super or any Super Subsidiary that is permitted pursuant to the Loan Agreement or the Super Loan Agreement, (h) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations, (i) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety or appeal bonds, performance bonds, completion bonds or other obligations of like nature arising in the ordinary course of business, (j) mechanics’, materialmen’s, carriers’ or warehousemen’s Liens incurred in the ordinary course of business which are bonded over within 60 days from the date of filing or the existence of which is being contested in good faith by appropriate proceedings diligently conducted by Super, the Borrower or the applicable Super Subsidiary, (k) Liens arising out of judgments or decrees which do not constitute an Event of Default and (l) the interests of lessees, lessor, licensees and licensors under leases or licenses of real or personal property made in the ordinary course of business which could not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

“Preston Ridge Facility” means that certain credit facility in the amount of $105,000,000 provided by the lenders under the Preston Ridge Loan Agreement to the Preston Ridge Property Owner, which facility is secured by, among other things, a first mortgage lien on the Preston Ridge Property.

“Preston Ridge Loan Agreement” means that certain Amended and Restated Loan Agreement, dated as of the Supplement Effective Date, among the Preston Ridge Property Owner, JPMCB, as Administrative Agent, and the lenders party thereto, as the same may be amended, supplemented or otherwise modified from time to time (subject to the provisions of Section 9(e)).

“Preston Ridge Property” means the property known as the Centre at Preston Ridge, Frisco, Texas.

“Preston Ridge Property Owner” means BPR Shopping Center, LLC, a Delaware limited liability company.

“Properties” or “Property” means, collectively or individually as the context shall require, each real property owned in fee, or leased pursuant to a Ground Lease, by a Super Subsidiary.

“Properties (BofA Revolver)” means, collectively or individually, as the context shall require, the Properties (Combined Pool) and the Preston Ridge Property.

“Properties (Combined Pool)” means, collectively, the properties identified on Schedule 1.5 hereto. For the avoidance of doubt, the Properties (Combined Pool) include the Farrar Place Property and the Surrey Square Property.

“Properties (Initial Combined Pool)” means the Properties (Combined Pool) (other than the Farrar Place Property and the Surrey Square Property).

“Properties (Other Super Properties)” means, collectively, the properties identified on Schedule 1.9 hereto.

“Properties (Super)” means, collectively, the Properties (Combined Pool), the Properties (New Money Facility), the Preston Ridge Property and the Properties (Other Super Properties).

“Property (AEW)” means Merchants Park North, Houston, Texas (which property is owned by the Property Owner (AEW)).

“Property Owner (AEW)” means CA New Plan Acquisition Fund Texas I, L.P., a Subsidiary of the Borrower.

“Property Owners (BofA Revolver)” means, collectively, the owners of the Properties (BofA Revolver) and their successors.

“Property Owners (Combined Pool)” means, collectively, the owners of the Properties (Combined Pool) and their successors. The Property Owners (Combined Pool) are identified on Schedule 1.5. For the avoidance of doubt, the Property Owners (Combined Pool) include the Farrar Place Property Owner and the Borrower.

“Property Owners (Initial Combined Pool)” means, collectively, the owners of the Properties (Initial Combined Pool) and their successors.

“Property Owners (Super)” means, collectively, the owners of the Properties (Super) and their successors.

“Rents” means, with respect to each Property, all rents (including, without limitation, percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, any fees, payments or other compensation from any tenant relating to or in exchange for the termination of such tenant’s Lease, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of the applicable Property Owner or its agents or employees from any and all sources arising from or attributable to the applicable Property, and proceeds, if any, from business interruption or other loss of income insurance.

“Required Super Lenders” means Required Lenders (as defined in the Super Loan Agreement as in effect on the Supplement Effective Date).

“Residual” means Centro NP Residual Holding LLC, a Delaware limited liability company, 51% of the Equity Interests of which are owned by Super and 49% of the Equity Interests of which are owned by the Borrower.

“Restoration” means the repair and restoration of a Property after a Casualty or Condemnation as nearly as possible to the condition of such Property immediately prior to such Casualty or Condemnation.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person.

“Sale or Pledge” means a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

“September Letter Agreement” means that certain letter agreement, dated as of September 26, 2008, among the Borrower, the Centro Parties, the Guarantors party thereto, the Lenders and the Administrative Agent.

“Specified Order” shall have the meaning assigned to such term in Section 6(b).

“Super Administrative Agent” means JPMCB, as administrative agent under the Super Loan Agreement, including its successors and permitted assigns.

“Super Entities” means, collectively, Super and the Super Subsidiaries.

“Super Lenders” means the lenders under the Super Loan Agreement from time to time.

“Super Loan Agreement” means that certain Second Amended and Restated Loan Agreement, dated as of the Supplement Effective Date, by and among Super LLC, as borrower, the lenders party thereto, and the Super Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time (subject to the provisions of Section 9(e)).

“Super Loan Documents” has the meaning ascribed to the term “Loan Documents” as defined in the Super Loan Agreement.

“Super Subsidiaries” means Subsidiaries of Super, including the Borrower and Subsidiaries of the Borrower, but expressly excluding Joint Venture Entities. For the avoidance of doubt, the Tyrone Gardens Entities shall be deemed to be Super Subsidiaries for purposes of this Supplement and the other Loan Documents.

“Supplement Effective Date Accrued Springing Interest Amount” means the amount of interest on the Loans and Letter of Credit Commission Fees that has accrued at the Additional Increased Spread (as defined in the May 7 Letter Agreement) as of the Supplement Effective Date pursuant to the provisions of paragraph 1(b) of the May 7 Letter Agreement.

“Surrey Square Mortgage” means the first lien mortgage in favor of the Administrative Agent, for the benefit of the Lenders, encumbering the Surrey Square Property and delivered by the Borrower to the Administrative Agent pursuant to Section 11(r), and to be effective as of the earlier of: (i) the 45th day after the Supplement Effective Date and (ii) the date on which such mortgage is duly recorded in the appropriate real estate records, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Surrey Square Property” means Surrey Square Mall, Norwood, Ohio.

“Title Company” shall have the meaning assigned to such term in Section 11(r).

“Transactions” means, as to any Loan Party, the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated by such Loan Documents.

“Transfer” means any sale, conveyance, transfer, lease with a purchase option at less than fair market value, any transaction or arrangement having the economic effect of a sale (including as a result of any merger or consolidation), any contribution in consideration of Equity Interests in any Person, any distribution as a dividend or distribution in respect of any Equity Interest held by another Person (other than a dividend or distribution from a Super Subsidiary to another Super Subsidiary or Super to the extent permitted hereunder), or any other disposition or transaction having comparable effect.  In addition, and without limiting the generality of the foregoing, a Transfer shall include, but not be limited to, (i) an installment sales agreement; (ii) an agreement by any Super Entity leasing all or a substantial part of a Property owned by it for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Super Entity’s right, title and interest in and to any Leases or any Rents payable thereunder; (iii) in the case of a Super Entity that is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) in the case of a Super Entity that is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) in the case of a Super Entity that is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; or (vi) in the case of a Super Entity that is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in such Super Entity or the creation or issuance of new legal or beneficial interests.  For purposes hereof, any Transfer of any Equity Interest in a Super Entity owning any direct or indirect interest in a Property shall be deemed to be a Transfer of such Property to the extent of the Equity Interest so Transferred.

“Unencumbered Properties” means, collectively, all of the Properties other than the Encumbered Properties (together with any Encumbered Property that becomes unencumbered by any mortgage liens after the Supplement Effective Date).

(d)                       The parties hereto hereby acknowledge and agree that the defined term (i) “Guaranty” and “Loan Documents” in Section 1.1 of the Loan Agreement shall (x) be deemed to include the Guaranty (March 2008) and (y) exclude the Centro Party Guaranty and the APT Guaranty and (ii) “Subsidiary Guarantor” in Section 1.1 of the Loan Agreement shall (x) be deemed to include the guarantors party to the Guaranty (March 2008) (whether or not any such guarantor is a Subsidiary of the Borrower) and (y) exclude the Centro Parties and APT.

(e)                        The parties hereto hereby acknowledge and agree that (i) this Supplement, (ii) the Mortgages and the Assignments of Leases and (iii) any Interest Rate Cap Agreement and any Collateral Assignment of Interest Rate Cap Agreement shall each be deemed to be a “Loan Document” for all purposes of the Loan Documents.

SECTION 2.  Extension Agreements Superseded.  The parties hereto hereby acknowledge and agree that, except to the extent set forth herein, each Extension Agreement shall be superseded by the terms, conditions and other provisions as set forth in this Supplement.

SECTION 3.  Amount Outstanding; Current Commitment; No Further Extensions of Credit.  (a) The Borrower hereby acknowledges and agrees that (i) the Lenders have previously advanced, and the Borrower has previously borrowed, Loans under the Loan Agreement and that Loans in an aggregate principal amount of $306,500,489.30 remain outstanding as of the Supplement Effective Date, (ii) at the request of the Borrower, the Issuing Lender issued the Letters of Credit listed on Schedule 1.11 hereto pursuant to the Loan Agreement, which Letters of Credit are outstanding as of the Supplement Effective Date, (iii) as of the Supplement Effective Date, the aggregate Commitments under the Loan Agreement is equal to $318,984,568.05, and (iv) the Swing Loan Commitment is hereby terminated and there are no Swing Loans outstanding.

(b)                       Notwithstanding anything to the contrary set forth in any Loan Document, the Borrower shall not request, and the Lenders shall have no obligation to make, any extensions of credit under the Loan Agreement, including the making of any Loans or issuance of any Letter of Credit, after the date hereof; provided that any Auto-Extension Letter of Credit (as defined in Section 2.5(d) of the Loan Agreement) previously issued and outstanding may be extended in accordance with Section 2.5(d) of the Loan Agreement and the Issuing Lender agrees that it shall not, during the term of this Supplement and so long as no Default has occurred and is then continuing, prevent the automatic extension of any such Auto-Extension Letter of Credit. For the avoidance of doubt, no amount repaid or prepaid under the Loan Agreement may be reborrowed.

SECTION 4.  Extension of Maturity Date.  The parties hereto agree that the definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date”:  the earlier of (a) December 31, 2010 and (b) the date on which the Notes shall become due and payable, whether by acceleration or otherwise.

SECTION 5.  Applicable Margin; Default Rate.  (a) On the Maturity Date, the Borrower shall pay all interest on the Loans and Letter of Credit Commission Fees that accrued during the period from December 16, 2007 to and including February 14, 2008 at an Applicable Margin equal to 1.75% per annum less the Applicable Margin in effect immediately prior to the increase thereof effected pursuant to the February Extension Agreement (such amount, referred to as the “Accrued Interest”).  The amount of the Accrued Interest did not accrue interest from and after February 14, 2008 through the Supplement Effective Date and shall not accrue interest after the Supplement Effective Date.

(b)                       From and after the Supplement Effective Date, interest on the Loans and Letter of Credit Commission Fees shall be payable as follows:

(i)                           interest on the Loans and Letter of Credit Commission Fees computed applying an Applicable Margin of 1.75% per annum shall accrue and be paid monthly in arrears in cash on the first Business Day after the end of each month and on the Maturity Date; and

(ii)                        as contemplated by Section 1 of the February Extension Agreement and by Section 1(b) of the May 7 Letter Agreement, interest on the Loans and Letter of Credit Commission Fees computed applying an Applicable Margin of 5.50% per annum for the period that commenced on the Letter Agreement Effective Date (as defined in the May 7 Letter Agreement) and through and including the Maturity Date shall accrue on a daily basis (whether or not an Event of Default is continuing) but shall not be payable on a current basis and shall not compound but, together with the Supplement Effective Date Accrued Springing Interest Amount, shall become due and payable immediately upon the occurrence of an Event of Default. For the avoidance of doubt, the interest and fees accruing pursuant to this clause (ii) and the Supplement Effective Date Accrued Springing Interest Amount shall only become due and payable by Borrower upon the occurrence of an Event of Default (and, upon the repayment of the Loan (other than such amounts) in full, other than following the occurrence of an Event of Default, such amounts shall be deemed satisfied).

(c)                        The parties hereto agree that Section 2.9(b) of the Loan Agreement is hereby amended as follows: (i) the phrase “plus the Applicable Margin plus 2%” in clause (i) thereof is replaced with the phrase “plus 11.25%” and (ii) the phrase “plus 2%” in clause (ii) thereof is replaced with “plus 11.25%”.

(d)                       The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan, together with all interest and other amounts due in connection therewith, including, without limitation, the Accrued Interest, on the Maturity Date. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the Supplement Effective Date Accrued Springing Interest Amount and all interest and fees that have accrued pursuant to Section 5(b)(ii) immediately upon the occurrence of an Event of Default.

SECTION 6.  Prepayment of the Loans; Permanent Reduction of Commitments.  Notwithstanding any provision of the Loan Agreement to the contrary, the parties hereby acknowledge and agree as follows:

(a)                        The parties hereto hereby agree that each repayment or prepayment of the Loans (or termination or cancellation of any Letter of Credit) shall result in an automatic simultaneous permanent reduction in the Commitments by an amount equal to the principal amount of the Loans so repaid or prepaid (or face amount of the Letter of Credit so terminated or cancelled).

(b)                       Without limiting the restrictions on Transfers set forth in any other provision of this Supplement or the Loan Agreement, upon any Transfer by a Super Subsidiary of all or any portion of a Property (Super) (but, with respect to the Preston Ridge Property and/or any of the Properties (New Money Facility), subject to Section 6(g)):

(i)                           First: Net Sale Proceeds from the Transfer of such Property (Super) in an aggregate amount not to exceed $91,846,425 shall be subject to a Required Distribution/Contribution to the applicable Super Entities and thereafter applied by such Super Entities to Budgeted Expenditures (and for no other purpose); provided, however, that this clause shall be disregarded with respect to any Transfer of a Property (Combined Pool); and

(ii)                        Second:

(A)                              immediately following the Transfer of any Property (Combined Pool) or any other Property (Super) that is owned by the Borrower or any Subsidiary of the Borrower, an amount equal to 100% of the Net Sale Proceeds from such Transfer shall be subject to a Required Distribution/Contribution (1) first, to Super to repay Note (e Note) (as defined in the Super Loan Agreement), until such Note (e Note) and all amounts due in connection therewith shall be paid in full, (2) second, to the Borrower (which payment, in the case of any Transfer of any such Property by a Subsidiary Guarantor, shall be a payment pursuant to such Subsidiary Guarantor’s Guaranty) and used by it to (x) first, repay the outstanding principal balance of the Loans, until such outstanding principal balance of the Loans and all amounts due in connection therewith shall be paid in full and (y) second, cash collateralize any outstanding Letters of Credit (up to an aggregate amount equal to 105% of the aggregate undrawn face amount of all such Letters of Credit) pursuant to documentation reasonably acceptable to the Borrower and the Issuing Lender and (3) third, to Super for application in accordance with the Super Loan Agreement (the order of application of Net Sale Proceeds set forth in clauses (1) through (3), the “Specified Order”); and

(B)                                immediately following the Transfer of any Property (Super) that is owned by Residual or a Subsidiary of Residual (other than any Property (Combined Pool) that is owned by Residual or a Subsidiary of Residual), (1) an amount equal to 49% of the Net Sale Proceeds from such Transfer shall be subject to a Required Distribution/Contribution to Super or the Borrower, as applicable, to be applied in accordance with the Specified Order and (2) an amount equal to 51% of the Net Sale Proceeds from such Transfer shall be subject to a Required Distribution/Contribution to Super for application in accordance with the Super Loan Agreement.

(c)                        Upon receipt by a Super Subsidiary of Net Proceeds in connection with a Casualty or Condemnation of a Property (Super) owned by it (but, with respect to the Preston Ridge Property and/or any of the Properties (New Money Facility), subject to Section 6(g)), if such Net Proceeds are not applied to

Restoration pursuant to the provisions of Section 8(d) or Section 8(e) of this Supplement, as applicable, the same shall be subject to a Required Distribution/Contribution and application in accordance with (and in the priority set forth in) Section 6(b) as if the same were Net Sale Proceeds.

(d)                       Upon the consummation of any refinancing of any loan of any Super Entity secured by one or more Encumbered Properties (Existing Third Party), the net proceeds (after satisfaction of the Indebtedness so refinanced and payment of reasonable and customary closing costs and expenses in connection with such refinancing) from such refinancing shall be subject to a Required Distribution/Contribution and application in accordance with (and in the priority set forth in) Section 6(b) as if the same were Net Sale Proceeds received by such Super Entity.

(e)                        Notwithstanding the foregoing or any provision of this Supplement to the contrary, the portion of any proceeds with respect to a Transfer of a Joint Venture Property, a casualty or condemnation affecting a Joint Venture Property or a refinancing of a loan secured by a Joint Venture Property that are actually received by a Super Entity in respect of its Equity Interests in the applicable Joint Venture Entity shall be subject to a Required Distribution/Contribution and application in accordance with Section 6(b), Section 6(c) or Section 6(d), as applicable.

(f)                          For purposes of this Section 6, any Transfer of an Equity Interest in a Super Subsidiary owning any direct or indirect interest in a Property (Super) shall be deemed to be a Transfer of such Property (Super) to the extent of the Equity Interest so Transferred.

(g)                       Until repayment of the Preston Ridge Facility in full, all Net Sale Proceeds and Net Proceeds received by the Preston Ridge Borrower shall be applied in accordance with the Preston Ridge Loan Agreement, and after such repayment in full, such Net Sale Proceeds and Net Proceeds shall be subject to a Required Distribution/Contribution to Super and the Borrower, as applicable, to be applied in accordance with the Specified Order (in the case of Net Proceeds, as if such Net Proceeds were Net Sale Proceeds). All Net Sale Proceeds and Net Proceeds received by a Property Owner (New Money Facility) shall be applied in accordance with Section 2.05(i) of the Super Loan Agreement.

(h)                       The parties hereto agree that all Required Distribution/Contribution provisions hereof (including those set forth in Section 8(d) and Section 8(e)) are agreed to by Super in connection with the restructuring of the debt of all of the Super Entities occurring on Supplement Effective Date, and that Super has received substantial benefits from such restructuring.

(i)        In the event of any inconsistency between the provisions of this Section 6 and the provisions of any other Loan Document, the provisions of this Section 6 shall govern and control.

SECTION 7. Representations. In order to induce the Administrative Agent and the Lenders to enter into this Supplement, each of Super and the Borrower makes the following representations and warranties to the Administrative Agent and each Lender:

(a)       Authorization; Enforceability. (i) The Transactions to be entered into by each Loan Party are within its corporate, limited partnership, limited liability company or trust powers (as applicable) and have been duly authorized by all necessary action by each such Loan Party and, if required, action by holders of its Equity Interests. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance of this Supplement and each other Loan Document by the Borrower and the other Loan Parties party thereto do not and will not conflict with or result in a violation of any of the organizational documents of the Borrower or such Loan Party, as applicable.

(ii)   The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party or any Subsidiary of the Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and no Loan Party or Subsidiary of the Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

(iii)  No Loan Party or any Subsidiary of the Borrower has any grounds for disputing (whether in any judicial, administrative or other proceeding or otherwise) the validity or enforceability of any Loan Document or any of the Loans or other obligations thereunder or the validity, priority or enforceability of Lenders’ security interest in or lien on any item of collateral purported to be granted thereunder.

(b)      Governmental Approvals. The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect. The Transactions do not require any consent or approval of, registration or filing with, or any other action by, any Person except such as have been obtained or made and are in full force and effect. The Transactions do not violate any applicable law or regulation or the constituent instruments of any Loan Party or any Subsidiary of the Borrower, or any order of any Governmental Authority. The Transactions do not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary of the Borrower, or any assets of any Loan Party or any Subsidiary of the Borrower, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary of the Borrower. The Transactions do not and will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary of the Borrower (other than pursuant to the Loan Documents).

(c)       Properties. (i) The Unencumbered Properties, as of the Supplement Effective Date, are free and clear of, and are not the subject of, mortgage liens (and/or liens of similar or related instruments such as deeds of trust and assignments of rents or income) and there are no negative pledges contained in any agreement entered into by any Loan Party or any Subsidiary of the Borrower restricting the right of such Super Subsidiary to grant a lien on any Unencumbered Property owned by it except pursuant to the Loan Documents and other than financial ratios required to be maintained by Super pursuant to the Super Loan Agreement and the Senior Notes. There are no pledges of direct or indirect Equity Interests in any of the Unencumbered Properties, as of the Supplement Effective Date, other than pursuant to the Super Loan Documents.

(ii)   Each Property Owner (BofA Revolver) has good title to, or valid leasehold interests in, all of its real and personal property material to its business, subject to Permitted Encumbrances (and, in the case of the Preston Ridge Property, subject to the first mortgage lien of the lenders under the Preston Ridge Loan Agreement). Property Owner (AEW) has good title to, or valid leasehold interests in, all of its real and personal property material to its business, subject to Permitted Encumbrances.

(iii)  The Permitted Encumbrances encumbering any Property (BofA Revolver), in the aggregate, do not materially and adversely affect the value, operation or use of the applicable Property (BofA Revolver). The Permitted Encumbrances encumbering the Property (AEW), in the aggregate, do not materially and adversely affect the value, operation or use of such Property (AEW).

(iv)  The Farrar Place Mortgage, the Surrey Square Mortgage and the Mortgage (AEW), when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (A)  a valid, perfected first priority lien on the Farrar Place Property, the Surrey Square Property and the Property (AEW), as applicable, subject only to Permitted Encumbrances, and (B) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases with respect to the Farrar Place Property, the Surrey Square Property and the Property (AEW), as applicable), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.

(v)   Each Mortgage (Initial Combined Pool), together with any Uniform Commercial Code financing statements filed in connection therewith, created (A) a valid, perfected first priority lien on the applicable Property (Initial Combined Pool), subject only to Permitted Encumbrances, and (B) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases with respect to the Properties (Initial Combined Pool)), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.

(vi)  The Mortgage (Preston Ridge), together with any Uniform Commercial Code financing statements filed in connection therewith, created (A) a valid, perfected second priority lien on the Preston Ridge Property, subject only to Permitted Encumbrances, and (B) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases with respect to the Preston Ridge Property), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.

(d)      Disclosure. There is no material fact presently known to Super or the Borrower which has not been disclosed to the Administrative Agent which materially and adversely affects, nor as far as Super or the Borrower can foresee, might materially and adversely affect, the Properties (BofA Revolver), the Property (AEW) or the business, operations or condition (financial or otherwise) of the Property Owners (BofA Revolver) or the Property Owner (AEW).

(e)       Solvency. On the Supplement Effective Date, after giving effect to the Transactions, (a) each Loan Party and each Subsidiary of the Borrower will be Solvent and (b) there shall not exist any Default. After giving effect to the Transactions, no Bankruptcy Action is currently contemplated to be filed by any Super Entity or against any Super Entity by any Affiliate of any Super Entity, and to the Actual Knowledge of Super and the Borrower, no other Person is currently contemplating the filing of any Bankruptcy Action against any Super Entity.

(f)       Leases. The Properties (BofA Revolver) are not subject to any Leases other than the Leases described in the rent rolls previously delivered to the

Administrative Agent and any Leases entered into following the date of such rent rolls. To the Actual Knowledge of the Borrower, except as otherwise disclosed on the aforesaid rent rolls and except for discrepancies which, either individually or in the aggregate, would not have a Material Adverse Effect, such rent rolls are true, correct and complete as of the Supplement Effective Date. A Property Owner (BofA Revolver) is the owner and lessor of landlord’s interest in each Lease of a Property (BofA Revolver). No Person has any possessory interest in any Property (BofA Revolver) or right to occupy the same except under and pursuant to the provisions of the Leases and any subleases permitted thereunder or pursuant to any easement or other similar document constituting a Permitted Encumbrance. Each Lease that relates to in excess of 20,000 square feet of net rentable area (a “Material Lease”) of a Property (BofA Revolver) is in full force and effect and, to the Actual Knowledge of the Borrower, there are no material defaults under any Material Lease of a Property (BofA Revolver) by either party thereto and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults under any Material Lease of a Property (BofA Revolver), except to the extent the same have not resulted, or would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. No Property Owner (BofA Revolver) has, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered, hypothecated, pledged or granted a security interest in any of the Leases of a Property (BofA Revolver) or its interest therein except, in the case of any Encumbered Property, pursuant to the loan documents evidencing the loan secured by such Encumbered Property, as disclosed on Schedule 1.2.

(g)      Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes and all recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable law currently in effect in connection with the Transactions (including, without limitation, in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any Mortgage and the other Loan Documents), have been paid or payment of the same is currently in process.

(h)      Approved Budget. To Super’s and the Borrower’s Actual Knowledge, (i) the Approved Budget is reasonable and attainable and is based on the good faith estimates and assumptions of the Super Entities; and (ii) there are no statements or conclusions in the Approved Budget which are based upon or include information known to Super or the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein.

(i)        Increased Fees and Increased Rates. No interest rate margin (for purposes of this Section 7(i), taking into account in addition to such margin, the inclusion of a floor, payment of upfront or similar fees, original issue discount or other provisions that have the effect of increasing the margin) provided for in the

Applicable Credit Agreements is in excess of the margin provided for in the corresponding Other Bank/Noteholder Group Facility Documents (as defined in the February Extension Agreement). No fees payable to the lenders under any of the Applicable Credit Agreements are in excess of the fees payable to the lenders under the corresponding Other Bank/Noteholder Group Facility Documents. Notwithstanding anything in this Agreement and the other Loan Documents to the contrary, the sole and excusive remedy for a breach of a representation contained in this Section 7(i) shall be that, in the case of the first sentence hereof, the interest rate of the Loan shall be increased on the Supplement Effective Date to take into account the highest margin provided for in the Applicable Credit Agreements and, in the case of the second sentence hereof, the Lenders shall receive on the Supplement Effective Date an amount equal to the highest aggregate fees payable to the lenders under the Applicable Credit Agreements.

(j)        Super Loan Agreement. Each representation and warranty of the applicable Super Entities contained in Sections 3.01, 3.04, 3.08, 3.12, 3.19, 3.20 and 3.21 of the Super Loan Agreement is true and correct on the Supplement Effective Date immediately after giving effect to the consummation of the transactions contemplated hereby, and all such representations and warranties are hereby incorporated by reference and reaffirmed as if set forth fully and in their entirety, with the same effect as though such representations and warranties have been made on and as of the Supplement Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct as of such specific date).

SECTION 8. Additional Affirmative Covenants. The Borrower agrees that, so long as any Loan remains outstanding and unpaid or there exists any Letter of Credit Exposure, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent:

(a)       Additional Information. In addition to and without limiting any reporting requirements set forth in any Loan Document, the Borrower shall furnish or cause to be furnished to the Administrative Agent and the Lenders, on an ongoing basis:

(i)    within 28 days after the end of each month, (A) with respect to the immediately preceding month, (1) a statement of actual disbursements versus Budgeted Expenditures of the Super Entities, on a consolidated basis, (2) operating statements for all of the Properties (Combined Pool) and (3) a written summary of the asset sales efforts of the Super Entities and (B) to the extent that there have been material changes to the organizational charts for the Super Entities since the last distribution thereof, updated versions of such charts, together with charts listing the Super Entity that owns each Property (all in reasonable detail, including, but not limited to, explanatory annotations describing, among other things, any material changes to such organizational charts or ownership charts to the immediately preceding versions); provided that such updated organizational charts and property charts shall be distributed by Borrower no less frequently than once in each fiscal quarter of Borrower;

(ii)   within 60 days after the end of each fiscal quarter of Borrower, a supplemental reporting package reasonably acceptable to the Administrative Agent with categories of content consistent to those categories formerly disclosed by the Borrower on a quarterly basis (e.g., lease rollover data, debt maturity data and property-by-property data), including, without limitation, reports on asset sales, refinancings and status reports with respect to other stabilization plan data; and

(iii)  at the time of delivery of any audited financial statements of the Borrower, copies of any auditors’ letters to management and management’s representation letter addressed to the auditors in connection with the preparation of such audited financial statements.

(b)      Notices of Default; Access. (i) In addition to and without limiting any reporting requirements set forth in any Loan Document, the Borrower shall furnish to the Administrative Agent and each Lender prompt written notice of the following:

(A)               the receipt by any Centro Party, any Super Entity or any Centro Entity of any written notice of default received by any such Person from any lender under any loan agreement or other financing agreement to which any such Person is a party, in each case within three Business Days after actual receipt of such written notice; and

(B)               the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (i) against or affecting any Super Entity, any Mortgage or any Property that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, (ii) against or affecting any Centro Party or any Centro Entity that, if adversely determined, could reasonably be expected to result in a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Centro Parties and the Centro Entities, taken as whole, (iii) relating to any Loan Document or (iv) relating to, or in connection with, any Existing Indebtedness.

Each such notice shall be accompanied by a statement of a financial officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(ii)   The Borrower shall, and shall cause each Loan Party and Subsidiary of the Borrower to, (i) permit the Administrative Agent, the Lenders and its (or their) professionals (including, without limitation, its lawyers, accountants and appraisers), upon reasonable prior notice, to visit and inspect its properties and examine and make extracts from its books and records and (ii) as promptly as practical following any request of the Administrative Agent, but no more frequently than once in each month, schedule meetings and conference calls involving the Administrative Agent, the Lenders, the Borrower and its (or their) professionals and management personnel and any financial advisors or restructuring consultants retained by or on behalf of the Borrower.

(c)       Awards. The Borrower shall, and shall cause each Loan Party and each Subsidiary of the Borrower to, cooperate with the Administrative Agent in obtaining for the Administrative Agent (subject to the applicable provisions of any loan documents evidencing loans secured by Encumbered Properties), the benefits of any Awards or Net Proceeds lawfully or equitably payable in connection with any Property owned by such Person and to which the Administrative Agent is entitled pursuant to the terms of this Agreement, and Administrative Agent shall be reimbursed for any reasonable expenses incurred by it in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Award or Net Proceeds.

(d)      Casualty; Restoration. (i) If a Property (BofA Revolver) shall be subject to a Casualty, the Borrower shall give, or shall cause the applicable Property Owner (BofA Revolver) to give, prompt notice of such Casualty to the Administrative Agent. The Borrower shall, or shall cause the applicable Property Owner (BofA Revolver), at its expense, to diligently prosecute any insurance claims or adjustments relating to any Casualty affecting a Property (BofA Revolver) owned by it. Notwithstanding any Casualty affecting any Property (BofA Revolver), the Borrower shall continue to pay the Loans, interest thereon, and all other amounts owing under the Loan Documents at the time and in the manner provided for its payment in the Loan Agreement and the other Loan Documents.

(ii)   With respect to any Unencumbered Property that is owned by Residual or a Subsidiary of Residual, any Net Proceeds in respect of a Casualty affecting such Unencumbered Property shall be promptly paid over to the Super Administrative Agent for application and disbursement by the Super Administrative Agent in accordance with Section 6 of this

Supplement and this Section 8(d) as if the same were Net Sale Proceeds. With respect to any Unencumbered Property that is owned by the Borrower or a Subsidiary of the Borrower, any Net Proceeds in respect of a Casualty affecting such Unencumbered Property shall be promptly paid over to the Administrative Agent for application and disbursement by the Administrative Agent in accordance with Section 6 of this Supplement and this Section 8(d) as if the same were Net Sale Proceeds.

(iii)  Any Net Proceeds in respect of a Casualty affecting a Property (Combined Pool) shall be promptly paid over to the Administrative Agent for application and disbursement by the Administrative Agent in accordance with Section 6 of this Supplement and this Section 8(d) as if the same were Net Sale Proceeds.

(iv)  With respect to a Property that is a Property (New Money Facility), the Preston Ridge Property or an Encumbered Property (Existing Third Party), any Net Proceeds in respect of a Casualty affecting the same shall be applied (and any Restoration of the same shall be effected) as provided in the loan documents evidencing the loan secured by a first priority lien on such Property (New Money Facility), Preston Ridge Property or Encumbered Property (Existing Third Party). Any excess Net Proceeds (after repayment, in each case, of the Indebtedness secured by a first priority lien on such Property (New Money Facility), Preston Ridge Property or Encumbered Property (Existing Third Party), as applicable, in accordance with the applicable provisions of the loan documents with respect thereto) shall be promptly paid over to the Super Administrative Agent and/or the Administrative Agent, as applicable, for application and disbursement in accordance with Section 6 of this Supplement and this Section 8(d) as if the same were Net Sale Proceeds.

(v)   Notwithstanding anything in this Section 8(d) or elsewhere in this Supplement or any other Loan Document to the contrary, if the Net Proceeds in respect of a Casualty affecting any Unencumbered Property or any Property (Combined Pool) shall be less than 50% of the fair market value of such Unencumbered Property or Property (Combined Pool), as indicated in the appraisal of the same that is in the possession of the Administrative Agent, and provided no Default or Event of Default shall have occurred and be continuing, the Super Subsidiary that owns such Property may, at its election, proceed with a Restoration thereof. In the event that the applicable Super Subsidiary elects to proceed with a Restoration in accordance with the foregoing, it shall (A) promptly commence and diligently prosecute the completion of the Restoration of the applicable Property as nearly as possible to the condition such Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by the Administrative Agent (and in accordance with reasonable and customary requirements that may be imposed by the Administrative Agent) and (B)  pay all costs of such Restoration whether or not such costs are covered by insurance. Any Net Proceeds remaining following the completion of a Restoration of any Unencumbered Property or any Property (Combined Pool) in accordance with this Section 8(d) shall be applied in accordance with the provisions of Section 6 as if the same were Net Sale Proceeds. In the event that a particular Super Subsidiary does not elect to proceed with a Restoration of an Unencumbered Property or a Property (Combined Pool) in accordance with the foregoing, the Net Proceeds shall be applied in accordance with the provisions of Section 6 as if the same were Net Sale Proceeds.

(vi)  If the Net Proceeds in respect of a Casualty affecting any Unencumbered Property owned by the Borrower or any Subsidiary of the Borrower shall be equal to or greater than 50% of the fair market value of the same, as indicated in the appraisal of the same that is in the possession of the Administrative Agent, the applicable Super Subsidiary shall not proceed with a Restoration of the affected Unencumbered Property without the prior consent of the Required Lenders (which may be granted or withheld in their sole discretion). In the event that the Required Lenders consent to a Restoration of such an Unencumbered Property under the foregoing circumstances, the provisions of Section 8(d)(v) shall be applicable as if the applicable Super Subsidiary had been permitted to, and had elected to, proceed with a Restoration. In the event that the Required Lenders have the right to consent to a Restoration of an Unencumbered Property in accordance with the foregoing and do not grant such consent, the provisions of Section 8(d)(v) shall be applicable as if the applicable Super Subsidiary had elected not to proceed with a Restoration.

(vii) If the Net Proceeds in respect of a Casualty affecting any Property (Combined Pool) shall be equal to or greater than 50% of the fair market value of the same, as indicated in the appraisal of the same that is in the possession of the Administrative Agent, the applicable Property Owner (Combined Pool) shall not proceed with a Restoration of the affected Property (Combined Pool) without the prior consent of the Required Lenders (which may be granted or withheld in their sole discretion). In the event that the Required Lenders consent to a Restoration of a Property (Combined Pool) under the foregoing circumstances, the provisions of Section 8(d)(v) shall be applicable as if the applicable Property Owner (Combined Pool) had been permitted to, and had elected to, proceed with a Restoration. In the event that the Required Lenders have the right to consent to a Restoration of a Property (Combined Pool) in accordance with the foregoing and do not grant such consent, the provisions of Section 8(d)(v) shall be applicable as if the applicable Property Owner (Combined Pool) had elected not to proceed with a Restoration.

(viii)        In the event of any inconsistency between the provisions of this Section 8(d) and the provisions of any other Loan Document, the provisions of this Section 8(d) shall govern and control.

(e)       Condemnation; Restoration. (i) The Borrower shall, or shall cause the applicable Property Owner (BofA Revolver) to, promptly give the Administrative Agent notice of the actual or threatened commencement of any proceeding for the Condemnation of any Property (BofA Revolver) and shall deliver to the Administrative Agent copies of any and all papers served in connection with such proceedings. The Borrower shall, or shall cause the applicable Property Owner (BofA Revolver), at its expense, to, diligently prosecute any such proceedings affecting a Property (BofA Revolver) owned by it. Notwithstanding any taking of any Property by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), the Borrower shall continue to pay the Loans, interest thereon, and all other amounts owing under the Loan Documents at the time and in the manner provided for its payment in the Loan Agreement and the other Loan Documents.

(ii)   With respect to any Unencumbered Property that is owned by Residual or a Subsidiary of Residual, any Net Proceeds in respect of a Condemnation affecting such Unencumbered Property shall be promptly paid over to the Super Administrative Agent for application and disbursement by the Super Administrative Agent in accordance with Section 6 of this Supplement and this Section 8(e) as if the same were Net Sale Proceeds. With respect to any Unencumbered Property that is owned by the Borrower or a Subsidiary of the Borrower, any Net Proceeds in respect of a Condemnation affecting such Unencumbered Property shall be promptly paid over to the Administrative Agent for application and disbursement by the Administrative Agent in accordance with Section 6 of this Supplement and this Section 8(e) as if the same were Net Sale Proceeds.

(iii)  Any Net Proceeds in respect of a Condemnation affecting a Property (Combined Pool) shall be promptly paid over to the Administrative Agent for application and disbursement by the Administrative Agent in accordance with Section 6 of this Supplement and this Section 8(e) as if the same were Net Sale Proceeds.

(vi)  With respect to a Property that is a Property (New Money Facility), the Preston Ridge Property or an Encumbered Property (Existing Third Party), any Net Proceeds in respect of a Condemnation affecting the same shall be applied (and any Restoration of the same shall be effected) as provided in the loan documents evidencing the loan secured by a first priority lien on such Property (New Money Facility), Preston Ridge Property or Encumbered Property (Existing Third Party). Any excess Net Proceeds (after repayment, in each case, of the Indebtedness secured by a first priority lien on such Property (New Money Facility), Preston Ridge Property or Encumbered Property (Existing Third Party), as applicable, in accordance with the applicable provisions of the loan documents with respect thereto) shall be promptly paid over to the Super Administrative Agent and/or the Administrative Agent, as applicable, for application and disbursement in accordance with Section 6 of this Supplement and this Section 8(e) as if the same were Net Sale Proceeds.

(v)   Notwithstanding anything in this Section 8(e) or elsewhere in this Supplement or any other Loan Document to the contrary, if the Net Proceeds in respect of a Condemnation affecting any Unencumbered Property or any Property (Combined Pool) shall be less than 50% of the fair market value of such Unencumbered Property or Property (Combined Pool), as indicated in the appraisal of the same that is in the possession of the Administrative Agent, and provided no Default or Event of Default shall have occurred and be continuing, the Super Subsidiary that owns such Property may, at its election, proceed with a Restoration thereof. In the event that the applicable Super Subsidiary elects to proceed with a Restoration in accordance with the foregoing, it shall (A) promptly commence and diligently prosecute the completion of the Restoration of the applicable Property as nearly as possible to the condition such Property was in immediately prior to such Condemnation, with such alterations as may be reasonably approved by the Administrative Agent (and in accordance with reasonable and customary requirements that may be imposed by the Administrative Agent) and (B)  pay all costs of such Restoration whether or not such costs are covered by the Award. Any Net Proceeds remaining following the completion of a Restoration of any Unencumbered Property or any Property (Combined Pool) in accordance with this Section 8(e) shall be applied in accordance with the provisions of Section 6 of this Supplement as if the same were Net Sale Proceeds. In the event that a particular Super Subsidiary does not elect to proceed with a Restoration of an Unencumbered Property or a Property (Combined Pool) in accordance with the foregoing, the Net Proceeds shall be applied in accordance with the provisions of Section 6 of this Supplement as if the same were Net Sale Proceeds.

(vi)  If the Net Proceeds in respect of a Condemnation affecting any Unencumbered Property owned by the Borrower or any Subsidiary of the Borrower shall be equal to or greater than 50% of the fair market value of the same, as indicated in the appraisal of the same that is in the possession of the Administrative Agent, the applicable Super Subsidiary shall not proceed with a Restoration of the affected Unencumbered Property without the prior consent of the Required Lenders (which may be granted or withheld in their sole discretion). In the event that the Required Lenders consent to a Restoration of such an Unencumbered Property under the foregoing circumstances, the provisions of Section 8(e)(v) shall be applicable as if the applicable Super Subsidiary had been permitted to, and had elected to, proceed with a Restoration. In the event that the Required Lenders have the right to consent to a Restoration of an Unencumbered Property in accordance with the foregoing and do not grant such consent, the provisions of Section 8(e)(v) shall be applicable as if the applicable Super Subsidiary had elected not to proceed with a Restoration.

(vii) If the Net Proceeds in respect of a Condemnation affecting any Property (Combined Pool) shall be equal to or greater than 50% of the fair market value of the same, as indicated in the appraisal of the same that is in the possession of the Administrative Agent, the applicable Property Owner (Combined Pool) shall not proceed with a Restoration of the affected Property (Combined Pool) without the prior consent of the Required Lenders (which may be granted or withheld in their sole discretion). In the event that the Required Lenders consent to a Restoration of a Property (Combined Pool) under the foregoing circumstances, the provisions of Section 8(e)(v) shall be applicable as if the applicable Property Owner (Combined Pool) had been permitted to, and had elected to, proceed with a Restoration. In the event that the Required Lenders have the right to consent to a Restoration of a Property (Combined Pool) in accordance with the foregoing and do not grant such consent, the provisions of Section 8(e)(v) shall be applicable as if the applicable Property Owner (Combined Pool) had elected not to proceed with a Restoration.

(viii)   In the event of any inconsistency between the provisions of this Section 8(e) and the provisions of any other Loan Document, the provisions of this Section 8(e) shall govern and control.

(f)       Further Assurances. The Borrower shall, and shall cause each Subsidiary and each Subsidiary Guarantor to, at Borrower’s sole cost and expense or at the expense of such Subsidiary or Subsidiary Guarantor:

(i)    furnish or otherwise make available to the Administrative Agent and the Lenders, (A) to the extent the same currently exist, all boundary surveys, footing or foundation surveys, plans and specifications, appraisals and title and other insurance reports and agreements with respect to the Properties which are reasonably requested by the Administrative Agent or any Lender and (B) each and every other document, certificate, agreement and instrument required to be furnished by the Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by the Administrative Agent or any Lender in connection therewith;

(ii)   execute and deliver to the Administrative Agent or any Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Mortgages and any other collateral at any time securing or intended to secure the obligations of Borrower or any other Loan Party under the Loan Documents, as the Administrative Agent or any Lender may reasonably require; and

(iii)  do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Supplement and the other Loan Documents, as the Administrative Agent or any Lender shall reasonably require from time to time.

(g)      Title to Properties. The Borrower shall, and shall cause each Subsidiary Guarantor to, warrant and defend the title to each Property (BofA Revolver) owned by it and every part thereof, in each case against the claims of all Persons whomsoever, subject only to Liens permitted hereunder (including Permitted Encumbrances). Borrower shall reimburse the Administrative Agent and the Lenders for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by the Administrative Agent or any Lender if an interest in the collateral, other than as permitted hereunder, is claimed by another Person.

(h)      Mortgage Recording Taxes. If at any time the Administrative Agent reasonably determines that, based on applicable law, the Administrative Agent or the Lenders are not being afforded the maximum amount of security available from any Mortgage as a result of applicable recording, stamp and similar taxes not having been paid with respect to such Mortgage, the Borrower or the applicable Loan Party shall pay any additional taxes promptly following the demand of the Administrative Agent. For the avoidance of doubt, to the extent that the amount secured by any Mortgage is capped in any such Mortgage, neither the Borrower nor any other Loan Party shall be required to pay recording, stamp and similar taxes with respect to any amount in excess of the capped amount in respect of the applicable Property.

SECTION 9. Additional Negative Covenants. The Borrower agrees that, so long as any Loan remains outstanding and unpaid or there exists any Letter of Credit Exposure, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent:

(a)       Sales of Assets. Except for Permitted Threshold Sales, the Borrower shall not, and shall not permit or suffer any other Super Entity to (or enter into any agreement to), effect any Transfer of any Property (Super) (or of any of the Equity Interests of any Super Entity), whether now owned or hereafter acquired, or any income or profits therefrom, except in connection with the incurrence of Indebtedness in compliance with the Loan Documents and the Super Loan Agreement or otherwise with the prior written consent of the Required Super Lenders.

(b)      Equity Issuances. Other than, in the case of Super, pursuant to the Master Distribution Agreement, the Borrower shall not, and shall not permit or suffer any other Super Entity to, issue any Equity Interests other than to Super or another Super Subsidiary except (i) in connection with a Required Distribution or (ii) with the prior written consent of the Required Lenders.

(c)       Cancellation of Debt. The Borrower shall not, without the prior written consent of the Required Lenders, cancel or otherwise forgive or release (or permit or suffer any other Super Entity to cancel or otherwise forgive or release) any claim or debt owed to the Borrower or such Super Entity by any Person, other than termination of Leases and forgiveness of claims and debt in the ordinary course of business of Borrower (or such other Super Entity).

(d)      Restricted Payments.  Except to the extent necessary to permit any Parent Entity to make Tax Payments (at any time other than after the occurrence and during the continuance of a Default), the Borrower shall not, and shall not permit or suffer any Loan Party or any Subsidiary to (i) make any payment of cash or other property in respect of any Indebtedness or other obligations of any of them (other than payments required to be made with respect to the Existing Indebtedness and payments to be made in accordance with, and as contemplated in, the Approved Budget), (ii) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (including from proceeds received from a Joint Venture Entity) unless the same is (A) payable to the Borrower, (B) paid by a Subsidiary ratably to its equity holders, (C) expressly permitted pursuant to the provisions of this Supplement (including Section 6), (D) provided for in the Approved Budget or (E) a mandatory redemption of (or regularly scheduled distribution on account of) ERP Preferred Interests or (iii) make any upstream loans to, or pay any management or similar fee to, any Centro Entity, except in each case with the prior consent of the Required Lenders.

(e)       Amendments to Other Bank Facility Documents.  The Borrower shall not, and shall not permit or suffer any other Super Entity to, without the prior written consent of the Required Lenders, enter into any amendment, restatement, supplement or other modification of any of the Other Bank Facility Documents to which the Borrower or such Super Entity is a party if such amendment, restatement, supplement or other modification is adverse to any of the Administrative Agent, the Lenders, the Super Entities, any Property (BofA Revolver) or any Mortgage.

(f)       Principal Place of Business. The Borrower shall not, and shall not cause or permit or suffer any Loan Party to, change its name, identity (including its trade name or names), place of organization or formation, principal place of business or corporate, partnership or other structure unless the Borrower shall have first notified the Administrative Agent in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by the Administrative Agent and the Lenders for the purpose of perfecting or protecting the lien and security interests of the Administrative Agent pursuant to this Supplement and the other Loan Documents and, in the case of a change in the structure of any of the Loan Parties, without first obtaining the prior consent of the Required Lenders.  Upon the Administrative Agent’s request, the Borrower shall execute and deliver, or cause the applicable Loan Party to execute and deliver, additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect the Administrative Agent’s security interest in the Properties (BofA Revolver) owned by it in which a security interest can be so evidenced or perfected as a result of such change of principal place of business or place of organization.  The Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months, and will continue to be, the address of Borrower set forth in Section 11.2 of the Loan Agreement (unless the Borrower notifies Lender in writing at least 30 days prior to the date of such change).  The Borrower’s organizational identification number, if any, assigned by the state of incorporation or organization is as set forth on the signature page hereof.  The Borrower shall promptly notify the Administrative Agent of any change in its organizational identification number.

SECTION 10.  Additional Events of Default.  The occurrence of any of the following shall constitute an Event of Default for all purposes of the Loan Documents (it being agreed and understood that these Events of Default are in addition to those set forth in any other Loan Document):

(a)       any representation or warranty of any Subsidiary Guarantor (or of any officer on its behalf) made in any Loan Document to which it is a party or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

(b)      the failure by the Borrower to observe or perform any covenant or agreement contained in Section 6, Section 8, Section 9, Section 11(r) or Section

12 (or any Super Entity, whether or not a party hereto and whether or not a Subsidiary of the Borrower, shall take, or fail to take, any action which causes or would cause a breach of any such covenant or agreement of the Borrower); provided that (x) in the case of the covenant contained in Section 8(b)(ii), a breach thereof shall not constitute an Event of Default if such breach is remedied within 5 Business Days after the date of occurrence thereof; and (y) in the case of the covenants contained in Section 8(f) and Section 8(g), a breach thereof shall not constitute an Event of Default if such breach is remedied within 45 days after notice thereof from the Administrative Agent to the Borrower; or

(c)       any Bankruptcy Action shall occur with respect to any Loan Party or any other Super Entity; or

(d)      any Centro Party shall fail to observe or perform any Centro Party Covenant or any other undertaking in Section 21; provided that a breach thereof shall not constitute an Event of Default if such breach is capable of being remedied and is remedied within five Business Days after the date of occurrence thereof; or

(e)       there shall occur a default, beyond all applicable notice, grace and cure periods, under any of the Other Bank Facility Documents or there shall occur or be entered into, without the prior written consent of the Required Lenders (as required by Section 9(e)), an amendment, restatement, supplement or other modification of any Other Bank Facility Document which is adverse to any of the Administrative Agent, the Lenders, the Super Entities, any Property (BofA Revolver) or any Mortgage; or

(f)       the occurrence of an event of default (after delivery of written notice, if required, and the expiration of any applicable grace period), under any existing credit facility or other similar agreement (other than the Other Bank Facility Documents) on an aggregate basis in excess of $10,000,000 to which any of the Super Entities is a party (but only if any obligations thereunder have been accelerated, whether automatically or by written notice, as applicable, following the occurrence of such event of default); or

(g)      any material contract to which any of the Super Entities is a party is terminated as a result of a breach thereof and such termination could reasonably result in the incurrence of liability by the Super Entities on an aggregate basis in excess of $10,000,000; or

(h)      acts of fraud, intentional misrepresentations, criminal or willful misconduct or gross negligence by any of the Super Entities; or

(i)        any Lien purported to be created under any Loan Document shall cease to be, or shall be asserted by the Borrower or any Subsidiary Guarantor not to be, a valid and perfected Lien on any collateral referred to therein, with the priority required by the applicable Loan Document, except as a result of a sale or other disposition of the applicable collateral in a transaction permitted under the Loan Documents.

SECTION 11.  Additional Agreements.  (a) The parties hereto hereby agree that each Subsidiary Guarantor (whether or not such Subsidiary Guarantor is a Subsidiary of the Borrower) shall be deemed to be a Subsidiary of the Borrower for all purposes of, and shall be subject to the provisions of (i) Article 7 of the Loan Agreement (other than Section 7.1), (ii) Sections 8.4, 8.5 and 8.6 of the Loan Agreement and (iii) Section 9.1(e) and 9.1(j) of the Loan Agreement.

(b)      The parties hereto hereby agree that all references in the Loan Agreement to the Bridge Loan Agreement shall be deemed to be references to the Super Loan Agreement (as in effect on the Supplement Effective Date).

(c)       The parties hereto hereby agree that the following defined term shall be inserted in Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“Supplement”: the Supplement to Amended and Restated Revolving Credit Agreement dated as of January 15, 2009 entered into in connection with this Agreement.

(d)      The parties hereto agree that Section 2.7(b)(iii) of the Loan Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted.]”.

(e)       The parties hereto agree that clause (ii) of Section 3.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “the average daily aggregate principal amount of Loans outstanding plus the Letter of Credit Exposure during the quarter for which the Facility Fee is being paid times”.

(f)       The parties hereto agree that the last sentence of Section 4.13 of the Loan Agreement is hereby deleted.

(g)      The parties hereto agree that Section 7.1(a)(i) of the Loan Agreement is hereby amended by deleting the phrase “any “going concern” or like qualification or exception or” as it appears therein.

(h)      There parties hereto agree that clause (b) of Section 7.11 of the Loan Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted.]”

(i)        The parties hereto agree that Section 7.12(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows: “Manage, or cause one or more of its Subsidiaries or Centro US Management Joint Venture 2, LP (or any of its direct or indirect Subsidiaries) at all times to manage, at least 90% of all Properties of the Borrower and its Subsidiaries.”

(j)        The parties hereto hereby agree that the provisions of Section 8.2 of the Loan Agreement are superseded by the provisions of Section 9(a) of this Supplement.

(k)       The parties hereto agree that Section 8.15(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Incur or permit any Subsidiary to incur, notwithstanding compliance with any of the other covenants set forth herein, any additional Indebtedness for borrowed money (other than intercompany debt that is subordinated to the obligations hereunder) during the term hereof except to the extent such Indebtedness is either (i) refinancing Indebtedness with respect to Indebtedness existing as of the date hereof and entered into on then-current market terms and conditions or terms and conditions more favorable to the Borrower or such Subsidiary and with respect to which any excess proceeds obtained above the amount required to repay such refinanced Indebtedness are applied in accordance with Section 6 of the Supplement or (ii) constitutes Non-Recourse Indebtedness and, in any case, 100% of the net proceeds of such Indebtedness (after, in the case of subclause (i) above, refinancing of the applicable Indebtedness) are applied in accordance with Section 6 of the Supplement.

(l)        The parties hereto hereby agree that any references to any Event of Default specified in Section 9.1(h) or (i) of the Loan Agreement in the paragraph immediately following Section 9.1(o) of the Loan Agreement shall be deemed to also refer to any Event of Default specified in Section 10(c) of this Supplement.

(m)      There parties hereto agree that Section 9.1(k) of the Loan Agreement is hereby amended by inserting the phrase “or any Subsidiary Guarantor” after the phrase “or the Borrower”.

(n)      The Borrower hereby agrees that, notwithstanding anything to the contrary set forth in the Loan Agreement or any other Loan Document (including, without limitation, Section 11.7(b)(i) or (b)(iii)(A) of the Loan Agreement), no consent of the Borrower or any of its Affiliates shall be required for or in connection with any assignment by any Lender of all or any portion of its rights or obligations under the Loan Agreement.

(o)      The Administrative Agent and the Lenders hereby acknowledge the disclosure contained in clause (i) of the first sentence of Section 3.03(b) of the Super Loan Agreement (as in effect on the date hereof) (the “Specified

Disclosure”). The Administrative Agent and the Lenders hereby: (i) agree that each applicable representation and warranty contained in any Loan Document shall be deemed to have been qualified to the extent (and only to the extent) necessary to reflect the Specified Disclosure (to the extent that the circumstances specified in the Specified Disclosure exist) and (ii) waive any Default or Event of Default that may arise solely as a result of the occurrence of any event specified in the Specified Disclosure (to the extent that the circumstances specified in the Specified Disclosure exist).

(p)      Each of the Lenders hereby agrees that, notwithstanding anything to the contrary set forth in the Loan Documents (i) no Subsidiary of the Borrower shall be required to execute and deliver a Guaranty or to become a Subsidiary Guarantor after the date hereof; provided that (x) this provision shall not apply to or be in any way effective with respect to any parties that are, as of the date hereof, Subsidiary Guarantors or to the Guaranties executed by them; and (y) this provision shall cease to be effective to the extent that the issuance or execution of any such Guaranties does not violate the terms and conditions of any of the Borrower’s other material indebtedness; (ii) each reference to the term “Unencumbered Assets” in the definitions of “Unencumbered Total Asset Value” and “Unencumbered Real Property Assets” in the Loan Agreement shall be deemed to include all of the real property of the Borrower and the Subsidiary Guarantors which is encumbered by a mortgage, deed of trust and/or deed to secure debt in favor of the Administrative Agent for the Lenders, and (iii) the principal amount of the Loans shall be treated as Debt of the Borrower that is not Secured Debt for purposes of Section 8.16 of the Loan Agreement.

(q)      From and after the date hereof, in addition to and without limiting any obligations of the Borrower under any Loan Document, the Borrower hereby agrees to pay promptly all reasonable out-of-pocket fees and expenses of the Administrative Agent and the Lenders incurred in connection with the matters relating to this Supplement and the other Loan Documents on an ongoing basis, including, without limitation, in respect of any financial advisor to the Administrative Agent and the Lenders’ respective legal counsel (which fees and expenses shall not be and shall not be deemed to be subject to any maximum amount on account of anything set forth in the Approved Budget, any retainer agreement or any other document contemplated under this Supplement), in each case within seven Business Days of presentment of any summary invoice (it being understood and agreed that the presentment of such summary invoice shall not constitute a waiver of the attorney-client privilege or any other applicable privilege) by (A) the financial advisor to the Administrative Agent or (B) any Lender or its respective legal counsel; provided however that the Borrower shall only be required to reimburse fees and expenses of one financial advisor providing advice in respect of this Supplement and the other Loan Documents and all matters relating hereto and thereto).

(r)       The Borrower hereby agrees to use its commercially reasonable efforts to obtain, promptly after the Supplement Effective Date, the approval of the subdivision of the Real Property (as defined in the Surrey Square Mortgage) as will allow the Surrey Square Mortgage to be duly recorded in the appropriate real estate records.  If the Borrower, despite using its commercially reasonable efforts, has not obtained, on or prior to the date which is 45 days after the Supplement Effective Date, such approval, the Borrower, at its sole cost and expense, shall cause Fidelity National Title Insurance Company (the “Title Company”) to issue, within five Business Days (the “Outside Delivery Date”), a lender’s title insurance policy insuring the lien of the Administrative Agent, for the benefit of the Lenders, in the Real Property, in the amount of $21,000,000, in form substantially similar to that approved by the Administrative Agent on the Supplement Effective Date, as evidenced by a “marked-up” title commitment delivered to the Title Company on the Supplement Effective Date (for the avoidance of doubt, taking no exception for the lack of an approved legal description).  If the Borrower fails to so cause such lender’s title insurance policy to be issued by the Outside Delivery Date, such failure shall constitute an Event of Default, unless the Borrower shall, within 20 days following the Outside Delivery Date execute and deliver to the Administrative Agent one or more mortgages or deeds of trust (and separate assignments of leases and rents, if requested by the Administrative Agent) with respect to a replacement real property or properties acceptable to the Administrative Agent in its sole discretion for which the Borrower has provided to the Administrative Agent, no later than the Outside Delivery Date, an appraisal, title report, survey and any other due diligence materials reasonably requested by Administrative Agent, of quality at least equal to such materials provided for the Surrey Square Property prior to the Supplement Effective Date.  If one or more mortgages or deeds of trust are executed and delivered for such replacement property or properties in accordance with this Section 11(r), all references in this Supplement to the “Surrey Square Property” and the “Surrey Square Mortgage” shall be to such replacement property or properties and mortgages or deeds of trust, respectively, and the defined term “Assignment of Leases” shall be deemed to include any assignments of leases and rents entered into in connection therewith.

(s)       The Administrative Agent shall, upon the written request and at the sole cost and expense (including reasonable attorneys’ fees and disbursements) of the Borrower, following the payment in full of all principal and interest due on the Loans and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of this Supplement and the other Loan Documents (including cash collateralization of any outstanding Letters of Credit (up to an aggregate amount equal to 105% of the aggregate undrawn face amount of all such Letters of Credit) pursuant to documentation reasonably acceptable to the Borrower and the Issuing Lender) and the termination of the Commitments, release the Lien of the Mortgages.

SECTION 12.  Interest Rate Cap. (A)  By no later than 5 p.m. (EST) on the day that is five Business Days following the Supplement Effective Date, the Borrower shall purchase an interest rate cap from (and enter into an Interest Rate Cap Agreement with) Bank of America (in such capacity, the “Counterparty”) with a LIBOR strike price equal to 2.6%. Such interest rate cap shall be for a period equal to the remaining term of the Loan Agreement (after giving effect to this Supplement) and shall have a notional amount equal to the outstanding principal amount of the Loans (on the Supplement Effective Date).

(b)      The Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement.

(c)       The Interest Rate Cap Agreement shall direct the Counterparty to deposit directly with the Administrative Agent (into such account as shall be specified by the Lender) all amounts due to the Borrower under the Interest Rate Cap Agreement so long as any Loan or Commitment remains outstanding, and shall be subject to the Collateral Assignment of Interest Rate Cap Agreement.

(d)      Subject to terms hereof, provided no Event of Default has occurred and is continuing, the Borrower shall be entitled to exercise all rights, powers and privileges of the Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement (subject to the Administrative Agent’s prior approval of any such prosecutions, which approval shall not be unreasonably withheld or delayed).

SECTION 13.  Release of Centro Party Guaranty; APT Guaranty.  In consideration for the receipt of the Additional Collateral (as defined in the Super Loan Agreement), and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent and each Lender hereby agrees and acknowledges that, effective as of the Supplement Effective Date, each of the Centro Party Guaranty and the APT Guaranty is, and all obligations of the Centro Parties and APT (as applicable) thereunder are, terminated, null and void and of no further force and effect.

SECTION 14.  Representations of Borrower.  The Borrower represents and warrants that (i) the representations and warranties of the Borrower and the Subsidiary Guarantors set forth in the Loan Documents (as supplemented by this Supplement) will be true and correct in all material respects on and as of the Supplement Effective Date (for purposes hereof, each reference to a “Subsidiary” in Article 4 of the Loan Agreement shall be deemed to be a reference to each Subsidiary of the Borrower and to each other Subsidiary Guarantor) (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date) and (ii) no Event of Default or Default will have occurred and be continuing on such date.

SECTION 15.   Release.  In consideration of the time and effort expended and to be expended by each of the Lenders in connection with the matters described in this Supplement, the grant of the relief provided for hereunder and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Loan Parties, each of the Loan Parties hereby irrevocably and unconditionally releases and forever discharges each of the Released Parties from any and all Claims that such Loan Party ever had, now have, or shall or may have, solely to the extent such Claims arise in connection with or concern any discussions, meetings or information exchange contemplated under any Extension Agreement, this Supplement or the other Loan Documents prior to the Supplement Effective Date.  The provisions set forth in this Section shall survive any termination or expiration of this Supplement and the Loan Documents. For purposes of this Section, (i) “Released Parties” means the Administrative Agent, each Lender, each Lender’s Affiliates, and the respective officers, directors, employees, agents and advisors of the Administrative Agent, each Lender and each Lender’s Affiliates and (ii) “Claims” means, with respect to any Loan Party, all claims, actions, causes of action, rights, debts, obligations, damages, liabilities, losses, liens, fees, costs, expenses, assertions of lost revenues or business opportunities, controversies, promises and demands, in law or at equity, known or unknown, ascertained or not ascertained, suspected or unsuspected, that such Loan Party ever had, now has or may have.

SECTION 16.  Indemnification.  This Supplement and the transactions contemplated hereunder shall constitute part of the Loan Agreement for purposes of indemnification and the indemnification provisions provided therein shall extend to this Supplement and the transactions contemplated hereunder. The provisions of this Section shall not limit the indemnification rights of any party under the Loan Agreement.

SECTION 17.  Reaffirmation.  (a) Each Subsidiary Guarantor hereby unconditionally reaffirms and ratifies its continuing guaranty obligations to the Lenders under the applicable Guaranty and agrees that the transactions contemplated by this Supplement shall not in any way affect the validity and enforceability of such guaranty obligations, such Guaranty or the other Loan Documents or reduce, impair or discharge its obligations thereunder.

(b)      The Borrower and each of the Subsidiary Guarantors hereby acknowledges and agrees that the Liens created and provided for by the Mortgages and any other Loan Documents continue to secure, among other things, the Loans and any other obligations owing by the Borrower or a Subsidiary Guarantor under the Loan Documents; and the Mortgages and the other Loan Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower and each Subsidiary Guarantor thereunder, and the Liens created and provided for thereunder in each case remain in full force and effect and shall not be affected, impaired or discharged hereby.

(c)       Each Subsidiary Guarantor hereby agrees that all references in the applicable Guaranty to the “Credit Agreement” shall mean the Loan Agreement as supplemented by this Supplement, as the same may be further amended, restated, supplemented and/or otherwise modified from time to time.

(d)      Each Subsidiary Guarantor represents and warrants as of the Supplement Effective Date that the representations, warranties, covenants and agreements made by such Subsidiary Guarantor in the applicable Guaranty are true, complete and accurate in all material respects as of the Supplement Effective Date and each Subsidiary Guarantor hereby restates and remakes as of the Supplement Effective Date for the benefit of Lenders each and every representation, warranty, covenant and agreement contained therein.

(e)       Except as expressly supplemented or amended hereby, the Loan Agreement shall remain unmodified and in full force and effect.  In the event of a conflict between the terms of the Loan Agreement and the terms of this Supplement, the terms of this Supplement shall control.

SECTION 18.  Governing Law.  This Supplement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 19.  Counterparts.  This Supplement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 20.  Borrower Signatory.  The Administrative Agent and the Lenders hereby acknowledge and agree that each person executing a Loan Document on behalf of the Borrower or its Affiliate (each a “Borrower Signatory”) is doing so strictly in his/her corporate capacity as a duly authorized officer of such entity and not in an individual capacity.  The Administrative Agent and the Lenders hereby release and forever discharge each Borrower Signatory from any and all actions, causes of action, claims, demands and liabilities of every kind, character and description, which it may now or hereafter have or wish to assert against any Borrower Signatory and arising under or in connection with, or related to, the negotiation of the Loan Documents and/or the terms and provisions thereof, other than any such actions, causes of action, claims, demands or liabilities arising by virtue of any act or omission constituting fraud on the part of a Borrower Signatory. As a matter of clarification, nothing in this Section shall serve to waive or limit any rights that the Administrative Agent and/or any Lender has or may have against the Borrower or any of the other Loan Parties whether pursuant to the Loan Documents or otherwise.

SECTION 21.  Centro Party Covenants.  The Centro Parties are executing this Supplement for the sole purpose of acknowledging their agreement with the following covenants:

(a)       So long as any Loan remains outstanding and unpaid or there exists any Letter of Credit Exposure, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Centro Parties covenant and agree with the Lenders that they shall comply with the covenants and agreements set forth in Sections 9.09, 9.10 and 9.24 of the Super Loan Agreement (other than Section 9.24(h) of the Super Loan Agreement) as in effect on the date hereof (which covenants and agreements are incorporated, mutatis mutandis, herein as if fully set forth herein) (the “Centro Party Covenants”). For the avoidance of doubt, each Centro Party agrees that the Centro Party Covenants shall apply whether or not the Super Loan has been repaid in full.

(b)      Neither Centro Party shall cause or permit, with respect to any Super Entity, the remittance by any such Super Entity to any Affiliate of any Centro Party, the Borrower or any other Super Entity, of any payment on account of any management fees, commissions, or any other similar payment(s), including those expressly subordinated pursuant to the terms and provisions of any such contract(s), with respect to any Properties (BofA Revolver), it being understood, however, that there shall be no restriction on reimbursement of Centro Super Management Joint Venture 2, LLC for out-of-pocket costs and expenses, including salaries of its employees, incurred by it consistent with historical practices and in accordance with the Approved Budget.  Neither Centro Party shall cause or permit, with respect to any Super Entity, the entry by such Super Entity into a management or similar agreement, with respect to any Properties (BofA Revolver), with any Affiliate of any Centro Party, the Borrower or any other Super Entity, unless all management fees, commissions and any other similar payment(s) are expressly subordinated to the Loans pursuant to the terms and provisions of any such contract(s) which shall be substantially similar to the terms of subordination set forth in the management agreements for the Properties (BofA Revolver) as of the Supplement Effective Date.

SECTION 22.  Reservation Of Rights.  Notwithstanding anything to the contrary in this Supplement or any other Loan Document, in no event shall any consent, waiver or approval by the Administrative Agent and the Lenders to the Transactions or the transactions contemplated in the Transaction Documents (Australia) be deemed to be a consent under, or waiver of, any rights, covenants, restrictions or limitations in any loan document evidencing any loan with respect to which any Lender is a lender (including, without limitation, any and all provisions of any such other loan documents relating to pledges, encumbrances, transfers or other dispositions of direct or indirect ownership interests in a Super Entity, a Centro Entity or any other party thereto or subject thereto), all of which rights, covenants, restrictions or limitations remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

BORROWER:	CENTRO NP LLC, a Maryland limited liability company

	By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

GUARANTORS:	NEW PLAN REALTY TRUST, LLC a Delaware limited liability company

	By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

EXCEL REALTY TRUST - ST, LLC, a Delaware limited liability company

	By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NEW PLAN FLORIDA HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CA NEW PLAN ASSET PARTNERSHIP IV, L.P., a Delaware limited partnership

By:	CA New Plan Asset, LLC, a Delaware limited liability company, its sole general partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

EXCEL REALTY TRUST-NC, a North Carolina general partnership

By:	NC Properties #1 LLC, a Delaware limited liability company, its managing partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NP OF TENNESSEE, L.P., a Delaware limited partnership

By:	New Plan of Tennessee, LLC, a Delaware limited liability
company, its sole general partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

POINTE ORLANDO DEVELOPMENT COMPANY, a California general partnership

By:	Centro NP ERT LLC, a Delaware limited liability
company, partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

By:	ERT Pointe Orlando, Inc., a New York Corporation,
partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CA NEW PLAN TEXAS ASSETS, L.P., a Delaware limited partnership

By:	CA New Plan Texas Assets, LLC, a Delaware limited
liability company, its sole general partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

HK NEW PLAN EXCHANGE PROPERTY OWNER I, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

HK NEW PLAN EXCHANGE PROPERTY OWNER II, L.P., a Delaware limited partnership

By:	HK New Plan Lower Tier OH, LLC, a Delaware limited
liability company, its general partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NEW PLAN PROPERTY HOLDING COMPANY, a Maryland real estate investment trust

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NEW PLAN OF MICHIGAN, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HOLDINGS 3 SPE, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HOLDINGS 4 SPE, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HOLDINGS 5B SPE, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HOLDINGS 6 SPE, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HOLDINGS 7 SPE, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HOLDINGS 8 SPE, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HOLDINGS 9 SPE, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP BROADWAY FAIRE, L.P., a Delaware limited partnership

By: Centro NP Broadway Faire MGR, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP METRO 580 SC, L.P., a Delaware limited partnership

By:	Centro NP Metro 580 SC MGR, LLC., a Delaware limited
liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP ROSE PAVILION, L.P., a Delaware limited partnership

By: Centro NP Rose Pavilion MGR, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO NP HANOVER SQUARE SC, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NEW PLAN ACQUISITION COMPANY, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

HK NEW PLAN SKYWAY PLAZA, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NEW PLAN EISENHOWER SQUARE SC, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NEW PLAN EASTLAKE SC, LLC, a Delaware limited liability company

By: Centro NP Residual Holding LLC, a Delaware limited liability company, its sole member

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

NEW PLAN NEW CHASTAIN CORNERS SC, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

HK NEW PLAN EXCHANGE PROPERTY OWNER IV, LLC, a Delaware limited liability company

By: Centro NP Residual Holding LLC, a Delaware limited liability company, its sole member

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

HK NEW PLAN MACON CHAPMAN, LP, a Delaware limited partnership

By: Centro NP Residual Macon Chapman GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

BPR SHOPPING CENTER, LLC, a Delaware limited liability company

By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

CENTRO PARTIES:	CENTRO PROPERTIES LIMITED

FOR PURPOSES OF ACKNOWLEDGING THEIR
AGREEMENTS WITH SECTION 21 OF THIS	By:	/s/ Paul Cooper
SUPPLEMENT:		Name: Paul Cooper
Title: Director

	By:	/s/ Elizabeth Hourigan
Name: Elizabeth Hourigan
Title: Company Secretary

CPT MANAGER LIMITED, as Responsible Entity of the Centro Property Trust

	By:	/s/ Paul Cooper
Name: Paul Cooper
Title: Director

	By:	/s/ Elizabeth Hourigan
Name: Elizabeth Hourigan
Title: Company Secretary

FOR PURPOSES OF ACKNOWLEDGING ITS AGREEMENT WITH SECTIONS 6 AND 7 OF THIS SUPPLEMENT:	SUPER LLC, a Maryland limited liability company
	By:	/s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President

LENDER:	BANK OF AMERICA, N.A., as Lender

	By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President